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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K/A
                               (Amendment No. 1)



                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): August 11, 2000



                          REPUBLIC GROUP INCORPORATED
              (Exact name of Issuer as specified in its charter)



          DELAWARE                          1-7210                     75-1155922
(State of other jurisdiction       (Commission File Number)         (I.R.S. Employer
     of incorporation)                                           Identification Number)



                            811 East 30th Avenue
                           Hutchinson, Kansas 67502
                   (Address of principal executive offices)


                                (316) 727-2700
                           (Issuer's Telephone No.)
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Item 5.   Other Events
          ------------

          On August 11, 2000, Republic Group Incorporated ("Republic") entered into an Agreement and Plan of Merger with Premier Construction Products Statutory Trust ("Premier") and Premier Construction Products Acquisition Corp. ("Acquisition Sub") (the "Premier Merger Agreement") pursuant to which Acquisition Sub would be merged into Republic, all outstanding shares of Common Stock of Republic would be converted into the right to receive $19.00 in cash, and Republic would become a wholly-owned subsidiary of Premier (the "Premier Merger").

          On August 21, 2000, Republic filed a Report on Form 8-K (the "Previous Filing") that included the Premier Merger Agreement as an exhibit. The version of the Premier Merger Agreement attached as an exhibit to the Previous Filing contained typographical errors that have now been corrected. The correct version of the Premier Merger Agreement is filed herewith.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     (c)  Exhibits

          2.1 Agreement and Plan of Merger dated August 11, 2000 among Republic, Premier Construction Products Statutory Trust and Premier Construction Products Acquisition Corp., including a list identifying the contents of omitted schedules. (Republic agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Republic has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   REPUBLIC GROUP INCORPORATED



Dated: September 12, 2000          By: /s/ Doyle R. Ramsey
                                      ------------------------------------------
                                   Printed Name: Doyle R. Ramsey
                                   Title:        Executive Vice President and
                                                 Chief Financial Officer

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                                 EXHIBIT INDEX


Item Number    Description                                                 Page
-----------    -------------------------------------------------------     ----

   2.1 Agreement and Plan of Merger dated August 11, 2000 among Republic, Premier Construction Products Statutory Trust and Premier Construction Products Acquisition Corp., including a list identifying the contents of omitted schedules. (Republic agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)